Exhibit 99.1

Virtuix Expands Into AI-Assisted Neurodivergent Therapy Through Rutgers University Collaboration

Rutgers University Deploys Omni One Platform to Explore Movement-Centered XR and AI-Enhanced Behavioral Therapy Applications

Collaboration Broadens Virtuix’s Applications Beyond Traditional Consumer and Defense End Markets

AUSTIN, TEXAS – May 20, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX), a leading developer of immersive full-body virtual reality systems, today announced that Rutgers University has deployed the Omni One omni-directional treadmill platform at WINLAB for research and development focused on AI-assisted neurodivergent therapy and immersive behavioral analytics applications, including autism therapy for children.

The initiative will explore how immersive virtual environments, combined with full-body movement on Omni One and adaptive AI interaction, may enhance engagement and learning outcomes in therapeutic settings beyond traditional approaches that rely primarily on visual and audio interaction.

The collaboration combines Virtuix’s locomotion platform with AI-enhanced immersive environments designed to support movement-centered interactions and spatial navigation. Researchers plan to evaluate patients’ attention, movement patterns, response timing, engagement consistency, and spatial interaction over time.

“We believe movement-centered, AI-enabled virtual reality represents a significant emerging opportunity across therapy, rehabilitation, and other healthcare applications,” said Jan Goetgeluk, Chief Executive Officer of Virtuix. “By introducing full-body movement and AI interaction through Omni One, we are enabling entirely new categories of user engagement beyond traditional VR experiences. We are excited to work with Rutgers University to explore these possibilities.”

“This collaboration allows us to explore how VR immersion combined with full-body locomotion and AI may create new approaches for neurodevelopmental therapy,” said Dr. Yingying Chen, Department Chair and Distinguished Professor of Electrical and Computer Engineering at Rutgers University. “We believe movement-centered immersive systems can open important new directions for engagement within therapeutic environments.”

The Rutgers collaboration represents an important validation of Virtuix’s immersive XR platform within advanced university-led healthcare and therapeutic research environments. The initiative follows a recent Omni One deployment to Florida Gulf Coast University for evaluation in rehabilitation and clinical simulation applications. While Virtuix’s primary focus remains on consumer entertainment and defense applications, the company believes full-body movement within AI-enabled environments may play an increasingly important role across next-generation healthcare and therapeutic applications.

According to Fortune Business Insights, the global autism spectrum disorder (ASD) treatment market is projected to expand from approximately $9.2 billion in 2026 to more than $18 billion by 2034, growing at a compound annual growth rate of 9%. The projected growth underscores the increasing demand for new therapeutic solutions, including technology enabled engagement platforms and AI-assisted behavioral analytics.

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, healthcare, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables users to walk and run in 360 degrees inside video games and other immersive virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR, spatial computing, and AI-driven immersive experiences. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, and the Company’s position in the defense training market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo

Virtuix Inc.

press@virtuix.com

Investor Relations Contact

Chris Tyson

MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us

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